Example Template : 77O





















DWS RREEF REAL ESTATE SECURITIES
FUND










N-Sar January 1, 2012 - June 30, 2012










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
Health Care REIT
42217K106
2/22/2012
963,000,000
$53.50

212,750
1.18%

DB,JPM,UBS,WELLS
BAML
Simon Property Group, Inc.
828806109
3/9/2012
1,164,500,000
$137.00

43,450
0.51%

BAML,CITI,DB,GS,MS
JPM